Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Chief Executive Officer of EZJR, Inc., a Nevada corporation
(the "Company"). I am delivering this certificate in connection with the Form 10-KSB/A of the Company for the fiscal year ended December 31, 2007 and filed with the U. S. Securities and Exchange Commission ("Form 10-KSB/A").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-KSB/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  July 21, 2008
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                                           /s/ Edward Zimmerman, Jr.
                                           ---------------------------
                                               Edward Zimmerman, Jr.
                                               Chief Executive Officer
                                               Chief Financial Officer

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